UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 3, 2013

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main St., Suite 201, Conway AR	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   855-440-8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On September 3, 2013, the NYSE MKT notified the Company that it had been granted an extension until April 24, 2014 to regain compliance with NYSE MKT continued listings standards.  The Company had previously presented its plan of compliance to the NYSE MKT on December 31, 2012 in response to a notice, dated November 30, 2012, that the Company was below certain of the NYSE MKT continued listing standards, as set forth in Section 1003(a)(iii) of the NYSE MKT Company Guide, due to stockholders' equity of less than $6,000,000 and net losses in its five most recent fiscal years. On February 15, 2013, the NYSE MKT notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until December 2, 2013, to regain compliance with the NYSE MKT continued listing standards.  The Company will be subject to periodic review by NYSE MKT staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 4, 2013, Inuvo, Inc. issued a press release announcing that the NYSE MKT had granted an extension until April 24, 2014 to regain compliance with NYSE MKT listing standards.  A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated September 4, 2013, titled “INUVO, Inc. Announces Extension of Plan of Compliance Period by NYSE MKT”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: September 4, 2013	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 4, 2013, titled “INUVO, Inc. Announces Extension of Plan of Compliance Period by NYSE MKT”.